UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2010

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia 31602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code  (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On January 26, 2010, PAB Bankshares, Inc. (the “Registrant”) held a Special Meeting of Shareholders to vote upon two items.  The first proposal was for an amendment to the Registrant’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Registrant’s common stock, no par value per share, from 98,500,000 shares to 300,000,000 shares and of the Registrant’s preferred stock, no par value per share, from 1,500,000 shares to 10,000,000 shares.

Votes For	Votes Against	Votes Abstained
8,113,161	821,071	39,474

The amendment to the Registrant’s Amended and Restated Articles of Incorporation was approved.

The second proposal was to permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies if there were insufficient votes to approve the first proposal.

Votes For	Votes Against	Votes Abstained
8,152,935	792,503	28,268

The proposal to permit the Board of Directors to adjourn the Special Meeting to solicit additional proxies if there were insufficient votes to approve the first proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:           January 29, 2010                                            /s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Executive Vice President and
Chief Financial Officer